UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Earliest Event Reported: November 6, 2007
Commission File No. 1-8968
ANADARKO PETROLEUM CORPORATION
1201 Lake Robbins Drive, The Woodlands, Texas 77380-1046 (832) 636-1000

Incorporated in the	Employer Identification
State of Delaware	No. 76-0146568
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
(a) As part of its annual review of executive compensation, on November 6, 2007, the Compensation and Benefits Committee (the “Committee”) of the Board of Directors of Anadarko Petroleum Corporation (the “Company”) approved changes in base salary (effective November 4, 2007) and bonus targets (applicable to the 2008 Annual Incentive Plan) for the following named executive officers: James T. Hackett, Chairman, President and CEO, received an increase in base salary from $1,400,000 to $1,500,000 and his bonus target remained the same; Karl F. Kurz, Chief Operating Officer, received an increase in base salary from $525,000 to $650,000 and his bonus target remained the same; R.A. Walker, Senior Vice President, Finance and Chief Financial Officer, received an increase in base salary from $525,000 to $650,000 and his bonus target was increased from 85% to 100% of base salary; Robert K. Reeves, Senior Vice President, General Counsel and Chief Administrative Officer, received an increase in base salary from $440,000 to $500,000 and his bonus target was increased from 85% to 90% of base salary. Actual bonuses paid, if any, can range from 0 to 200% of individual bonus targets depending upon the Company’s level of achievement of specified performance metrics set by the Committee as well as individual performance.
The above named executive officers also received stock options, restricted stock units, and performance units under the Company’s 1999 Stock Incentive Plan (the “SIP”). The restricted stock unit grants (“RSUs”) will be effective December 3, 2007, and will vest pro rata over a period of three years commencing on the first anniversary of the grant, so long as the officer is (and has continuously been) employed by the Company on the vesting date. On each vesting date, the vested RSUs will be converted into an after-tax number of shares of Anadarko common stock based on the closing price of a share of Anadarko common stock on the vesting date. All unvested RSUs and unpaid dividend equivalents are forfeited in the case of voluntary termination (including retirement) or termination for cause. All unvested RSUs will vest and unpaid dividend equivalents will be paid upon death, disability, involuntary termination without cause, or a change of control event (as defined in the SIP). Dividend equivalents will be paid on unvested RSUs. The form of agreement related to the restricted stock unit grants is attached as Exhibit 10.1 to this Current Report on Form 8-K.
A more detailed description of the performance unit awards is in paragraph (c) below.
The forms of agreement related to the stock option and performance unit grants, which (together with the SIP) summarize the material terms and conditions related to such awards, have either been previously filed with the Commission or are contained in the exhibits attached to this Current Report on Form 8-K.
(b) On November 6, 2007, the Committee approved certain amendments to the Company’s Retirement Restoration Plan (the “Plan”). Certain of the amendments were made in order to bring the Plan into compliance with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, as well as to update certain administrative provisions under the Plan. In addition to these amendments, the Plan was amended to provide for certain other supplemental benefits. Under the terms of the amended Plan, additional supplemental benefits otherwise payable pursuant to employment agreements or other Company plans or programs may become payable under the terms of the Plan, provided that such supplemental benefits are set forth on a schedule to the amended Plan and do not duplicate any other supplemental benefits under the Plan.
In connection with this Plan amendment, certain supplemental retirement benefits were approved for Messrs. Hackett, Walker and Reeves. The Plan now provides for a one-time service credit of eight years and five years to Messrs. Walker and Reeves, respectively, if Messrs. Walker and Reeves each remain employed by the Company until the age of 55. This service credit will be considered applicable service towards the Company’s retirement benefit programs (including pension and retiree medical and dental benefits). The Plan also now provides that Mr. Hackett will receive a special service credit to be applied towards his eligibility for the Company’s retiree medical and dental benefits. The value of the retiree medical and dental benefit will be provided to Messrs. Hackett, Walker and Reeves through a lump sum payment by the Company upon termination of their employment with the Company. However, the lump sum payment for such benefits will not be made to Messrs. Walker and Reeves if, at the time of termination of employment, (1) such individual has not reached the age of 55, (2) the Company no longer provides subsidized retiree medical and dental benefits, or (3) such individual has accrued ten actual years of service with the Company (as such individual would have satisfied the eligibility requirements for the current subsidized retiree medical and dental benefits in normal course under the Company’s retiree medical plan). Such payment will not be made to Mr. Hackett if (1) the Company no longer provides subsidized retiree medical and dental benefits, (2) if he has accrued ten actual years of service with the Company (as he would have satisfied the eligibility requirements for the current subsidized retiree medical and dental benefits in normal course under the Company’s retiree medical plan), or (3) if he voluntarily resigns or is terminated for cause prior to attaining the age of 55 (which will occur on February 3, 2009). The current estimated projected value of the supplemental pension benefit is approximately $1.75 million for Mr. Walker and approximately $800,000 for Mr. Reeves. The present value of the lump sum payment for the retiree medical and dental benefit for each individual is currently estimated to be between approximately $60,000-$71,000 for retiree-only coverage, $130,000-$155,000 for retiree plus spouse coverage, and $170,000-$195,000 for retiree plus family coverage.
The size of the equity awards that would have otherwise been granted to Messrs. Walker and Reeves, had the supplemental benefits not been provided, was reduced by approximately 50% of the current estimated value of the supplemental pension benefit. These benefits will also be coordinated with such individual’s Key Employee Change of Control Agreement or Mr. Hackett’s employment agreement, as applicable, to ensure no duplication of benefits under this arrangement.
A copy of the Plan, as amended and restated, is attached to this Current Report on Form 8-K as Exhibit 10.2.
(c) On November 6, 2007, the Committee adopted a form of performance unit (“PU”) agreement under the SIP. All executive officers have been awarded PUs pursuant to the PU agreement. The new PU agreement provides that the Company’s relative total shareholder return (“TSR”) is the performance metric that will determine the number, if any, PUs that will vest during the performance period (ranging from one to three years). The Company’s peer group is the same as that used in previous PU awards.

The Committee has cancelled, without value and subject to approval by participants, all outstanding PU awards that have performance periods ending after December 31, 2007 and have performance metrics of both reserve replacement efficiency, an industry-specific metric that helps assess returns on invested capital, and TSR. The named executive officers have agreed to the cancellation of these prior PU grants.
Under the PU agreement, a participant may earn from 0 to 200% of the target PUs granted based upon the Company’s relative TSR ranking compared to the peer group. Each PU unit represents the value of one share of the Company’s common stock. PUs earned for a given performance period will only be issued, unless deferred, to a participant following the Committee’s review and certification of the actual performance results for the applicable performance period.
A participant will receive the target number of PUs in the event of death, disability, change of control, or involuntary termination (as such terms are used in the agreement). If a participant retires before the end of a performance period, and the performance goals for such performance period are met, the participant will receive a pro rata portion of the PUs based on the number of months of employment completed during the performance period. If a participant terminates for any other reason, the PU award will be forfeited.
The forms of cancellation of outstanding awards and new PU unit awards are attached to this Current Report on Form 8-K as Exhibits 10.3, 10.4, 10.5 and 10.6, respectively.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
10.1	Form of Restricted Stock Unit Award Letter.

10.2	Anadarko Retirement Restoration Plan, as amended and restated.

10.3	Form of Amendment to Performance Unit Agreement dated December 6, 2005.

10.4	Form of Amendment to Performance Unit Agreement dated December 11, 2006.

10.5	Form of Agreement for Performance Unit Award (covering 2008-2009 performance periods).

10.6	Form of Agreement for Performance Unit Award (covering 2008-2010 performance periods).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized officer.

ANADARKO PETROLEUM CORPORATION
(Registrant)

November 13, 2007	By:	/s/ Robert K. Reeves

Robert K. Reeves
Senior Vice President, General Counsel, and Chief Administrative Officer

EXHIBIT INDEX
Exhibit Number	Description
10.1	Form of Restricted Stock Unit Award Letter.

10.2	Anadarko Retirement Restoration Plan, as amended and restated.

10.3	Form of Amendment to Performance Unit Agreement dated December 6, 2005.

10.4	Form of Amendment to Performance Unit Agreement dated December 11, 2006.

10.5	Form of Agreement for Performance Unit Award (covering 2008-2009 performance periods).

10.6	Form of Agreement for Performance Unit Award (covering 2008-2010 performance periods).